UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 26, 2024

ATLANTA BRAVES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41746	92-1284827
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock	BATRA	The Nasdaq Stock Market LLC
Series C Common Stock	BATRK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 23, 2024, as part of the transition of various general and administrative services provided by Liberty Media Corporation (“Liberty Media”) to Atlanta Braves Holdings, Inc. (the “Company”) under the Services Agreement, dated as of July 18, 2023, by and between Liberty Media and the Company, all current officers of the Company (with limited exceptions) will step down from their officer positions, effective August 31, 2024. On August 26, 2024, the board of directors of the Company approved the following management changes effective as of September 1, 2024.

Appointment of President and Chief Executive Officer

Terence F. McGuirk, age 73, has been appointed to the role of President and Chief Executive Officer of the Company. Mr. McGuirk has been a director of the Company since July 2023 and has been Chairman and Chief Executive Officer of Braves Holdings, LLC (“Braves Holdings”), the parent company of the Atlanta Braves (the “Braves”) and wholly-owned subsidiary of the Company, and Chairman of Braves Development Company, LLC (“BDC”), an indirect subsidiary of the Company, since 2014. Prior to that time, Mr. McGuirk was Chairman and Chief Executive Officer of Turner Broadcasting System, Inc. (“TBS”) from 1996 until 2001, and has held various positions at TBS and TBS-owned Atlanta sports teams. Mr. McGuirk is ex officio member of the MLB Executive Council, Chairman of the MLB Committee on Economic Reform and member of MLB’s Ownership Committee and Finance and Compensation Committee. There was no increase in Mr. McGuirk’s annual base salary, bonuses or awards in connection with the appointment to President and Chief Executive Officer of the Company.

There are no arrangements or understandings between Mr. McGuirk and any other person pursuant to which Mr. McGuirk was appointed as President and Chief Executive Officer and there are no family relationships between Mr. McGuirk and any director or executive officer of the Company.

The Company has engaged in the following transactions with Mr. McGuirk, which have been disclosed pursuant to Item 404(a) of Regulation S-K:

In September 2014, Atlanta National League Baseball Club, LLC (“ANLBC”), a subsidiary of Braves Holdings, entered into an aircraft time sharing agreement with St. Simons, a company owned by Mr. McGuirk. Under the agreement, St. Simons leases an aircraft to ANLBC and provides a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis. Payments under the agreement were approximately $237,800 during 2023 and $240,900 through July 31, 2024. The agreement may be terminated by either party upon written notice.

Mr. McGuirk’s son, Terry McGuirk III, is employed by a real estate development advisory firm (the “Advisory Firm”) that performs work for BDC. Mr. McGuirk III is a senior vice president and partner in the sports group of the Advisory Firm, but does not work directly on BDC matters on behalf of the Advisory Firm. Mr. McGuirk III, as a partner in the sports group of the Advisory Firm, receives commissions on office leasing deals by the Advisory Firm on behalf of BDC. Since January 1, 2022, the Advisory Firm has been involved in four office leasing transactions in connection with BDC that resulted in commissions to the Advisory Firm of approximately $4,495,200. Mr. McGuirk III received a share of the commissions from those transactions of approximately $262,600.

Appointment of Chief Financial Officer

Jill Robinson, age 54, has been appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company. Ms. Robinson has been Chief Financial Officer of Braves Holdings since April 2018. Ms. Robinson held various positions at McKesson Corporation from 2001 until joining Braves Holdings in 2018, including chief financial officer and senior vice president of McKesson Technology Solutions from February 2013 to April 2018. There was no increase in Ms. Robinson’s annual base salary, bonuses or awards in connection with the appointment to Executive Vice President, Chief Financial Officer and Treasurer of the Company.

There are no arrangements or understandings between Ms. Robinson and any other person pursuant to which Ms. Robinson was appointed as Executive Vice President, Chief Financial Officer and Treasurer and there are no family relationships between Ms. Robinson and any director or executive officer of the Company. Ms. Robinson does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

In connection with the foregoing management changes, the following additional appointments will take effect on September 1, 2024:

●	Greg Heller has been appointed Executive Vice President, Chief Legal Officer and Secretary of the Company. Mr. Heller has served as Executive Vice President and Chief Legal Officer of Braves Holdings since 2016, and has been legal counsel to the Braves since 2000.
●	Mike Plant has been appointed Executive Vice President, Development of the Company. Mr. Plant has served as President and Chief Executive Officer of BDC since 2018, and has been with the Braves in various senior executive roles since 2003.
●	DeRetta Rhodes has been appointed Executive Vice President, Chief Culture Officer of the Company. Ms. Rhodes has served as Executive Vice President, Chief Culture Office of Braves Holdings since 2022, and has been with the Braves in a senior executive role since 2019.
●	Derek Schiller has been appointed Executive Vice President, Business of the Company. Mr. Schiller has served as President and Chief Executive Officer of the Braves since 2018, and has been with the Braves in various senior executive roles since 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2024

ATLANTA BRAVES HOLDINGS, INC.

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary

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